EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:
Stoney M.“Mit” Stubbs, Jr., Chairman and CEO
Ronald Knutson, SVP and CFO
Email: ir@ffex.net
(214) 630-8090

Frozen Food Express Industries, Inc. Announces Cost Reduction Initiative

Dallas, Texas – April 2, 2009 – Frozen Food Express Industries, Inc. (Nasdaq/GSM: FFEX) today announced that it anticipates first quarter revenues and earnings to be below those reported during the comparable period a year ago.

“FFE’s truckload and less-than-truckload volumes and earnings continue to be impacted by the severe economic recession,” said Mit Stubbs, President and Chief Executive Officer.  The company is experiencing pricing pressure as excess capacity continues within the transportation industry.   Despite the economic challenges, the company is focused on protecting its market share while providing the highest service levels to its customers.  The company has implemented a comprehensive cost reduction initiative to improve asset utility and to reduce many of its non-variable costs.  The company’s non-driver headcount has been reduced approximately 150 positions since January 1st including approximately 110 positions that have been eliminated within the last two weeks. The company has also suspended its 401(K) matching contributions and is consolidating duplicative efforts within its operating units.”

The company continues to be in a strong financial position with no debt outstanding under its revolving credit facility.  The company anticipates announcing its first quarter results on Monday, May 4th after the market closes.

About FFEX
Frozen Food Express Industries, Inc. is one of the leading temperature-controlled truckload and less-than-truckload carriers in the United States with core operations in the transport of temperature-controlled products and perishable goods including food, health care and confectionery products.  Service is offered in over-the-road and intermodal modes for temperature-controlled truckload and less-than-truckload, as well as dry truckload.  We also provide brokerage/logistics services, as well as dedicated fleets to our customers.  Additional information about Frozen Food Express Industries, Inc. can be found at the company's web site, http://www.ffex.net. To join our email alert list, please click on the following link: http://www.ffex.net/irpass.asp?BzID=1065&to=ea&s=0.  FFE’s common stock is traded on the Nasdaq Global Select market under the symbol FFEX.

Forward-Looking Statements
This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  Forward-looking statements include statements relating to plans, strategies, objectives, expectations, intentions, and adequacy of resources, and may be identified by words such as "will", "could", "should", "believe", "expect", "intend", "plan", "schedule", "estimate", "project", and similar expressions. Those statements are based on current expectations and are subject to uncertainty and change.

Although our management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will be realized. Should one or more of the risks or uncertainties underlying such expectations not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

Among the key factors that are not within our management's control and that may cause actual results to differ materially from those projected in such forward-looking statements are demand for the company's services and products, and its ability to meet that demand, which may be affected by, among other things, competition, weather conditions and the general economy, the availability and cost of labor and owner-operators, the ability to negotiate favorably with lenders and lessors, the effects of terrorism and war, the availability and cost of equipment, fuel and supplies, the market for previously-owned equipment, the impact of changes in the tax and regulatory environment in which the company operates, operational risks and insurance, risks associated with the technologies and systems used and the other risks and uncertainties described in our filings with the Securities and Exchange Commission.  Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports and filings with the Securities and Exchange Commission.  The company does not assume, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.